Exhibit 10.2

CONFIDENTIAL

December 19, 2025

Compass Group Diversified Holdings LLC
301 Riverside Avenue, Second Floor
Westport, CT 06880
Attention: Stephen Keller
Electronic Mail: stephen@compassdiversifiedholdings.com

Compass Group Diversified Holdings LLC Fifth Amendment Transaction Letter

Ladies and Gentlemen:

Reference is made to: (a) that certain Third Amended and Restated Credit Agreement dated as of July 12, 2022 (as amended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), entered into by and among Compass Group Diversified Holdings, LLC (the “Borrower”), the financial institutions from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer; and (b) that certain Fifth Amendment to Credit Agreement and Limited Waiver Agreement dated as of December 19, 2025 (as amended, supplemented or otherwise modified in writing from time to time, the “Fifth Amendment”), by and among the Borrower, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer. Capitalized terms used but not defined in this letter agreement shall have the meanings assigned thereto in the Credit Agreement.

Deleveraging Transaction Milestones.
In addition to the covenants and agreements set forth in the Credit Agreement and the other Loan documents, from and after the date of this letter agreement, the Borrower shall:
(a) within three (3) Business Days of receipt, deliver to the Administrative Agent (for distribution to the Lenders) any draft confidential information memorandum, draft bid process letter, draft term sheet, and material operative documents in respect of any Deleveraging Transaction (as defined below); and
(b) at the reasonable request of the Administrative Agent (after consultation with the Borrower), the Borrower would conduct a status update (in the form of a conference call with the Administrative Agent, the Lenders and their respective advisors) regarding the status of the Borrower’s efforts and progress in respect of a Deleveraging Transaction.
As used herein, “Deleveraging Transaction” shall mean one transaction or a series of transactions in the form of a Disposition (including, without limitation, one or more sale leaseback transactions), a capital raise (including common or preferred shares), a debt-for-equity swap (to the extent otherwise not prohibited under the Loan Documents), or recovery from Lugano, in each case on terms reasonably acceptable to the Administrative Agent, to repay the Obligations in an amount sufficient to cause the

Consolidated Total Leverage Ratio for the fiscal quarter of the Borrower ending June 30, 2026 to not be greater than 4.50 to 1.00.
Milestone Fees
In the event a Deleveraging Transaction and/or sufficient organic growth in EBITDA has not occurred to cause the Consolidated Total Leverage Ratio of the Borrower to be less than 4.50 to 1.00 as of the last day of each fiscal quarter set forth in the table below, the Borrower would pay to the Administrative Agent, for the ratable benefit of the Lenders, the following milestone fees (collectively, the “Milestone Fees”):

Fiscal Quarter Ending	Milestone Fee
June 30, 2026	$5,000,000
September 30, 2026	$6,500,000
December 31, 2026	$8,000,000
March 31, 2027	$9,500,000

The Milestone Fees shall be fully earned and non-refundable as of the date hereof, not be applied to reduce the Obligations (other than in respect of the Milestone Fees), and be due and payable in immediately available funds on or before the date that is five (5) Business Days after delivery of a Milestone Compliance Certificate (as defined below) for applicable fiscal quarter; provided, that the applicable Milestone Fee would be deemed cancelled and waived by the Administrative Agent and the Lenders if: (i) the Consolidated Total Leverage Ratio as of the applicable fiscal quarter of the Borrower is not greater than 4.50 to 1.00; or (ii) the Consolidated Senior Secured Leverage Ratio is not greater than 1:00 to 1:00; or (iii) all indebtedness outstanding under the Credit Agreement (other than any Milestone Fees that are not yet due and payable) has been refinanced; provided, further, that if the Administrative Agent has received satisfactory evidence, in its sole discretion, that a Deleveraging Transaction is in process and such Deleveraging Transaction would, on a Pro Forma Basis, satisfy either clause (ii) or (iii) above, the Administrative Agent may extend the Milestone Fee due date by up to twenty (20) days.

“Milestone Compliance Certificate” shall mean a Compliance Certificate delivered as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter set forth in the table above (except for the fiscal quarter ending December 31, 2026, which would be delivered within sixty (60) days after the end of such fiscal quarter), setting forth the Consolidated Total Leverage Ratio financial covenant contained in Section 7.11(a) of the Credit Agreement as of the end of such fiscal quarter. For avoidance of doubt, the Milestone Compliance Certificate would be in addition to any other Compliance Certificates required to be delivered under the Credit Agreement and would be used solely to determine the Milestone Fees.
The Milestones Fees shall be paid in immediately available funds and shall be in addition to any reimbursement of any other fees or expenses payable pursuant to the Credit Agreement or any other Loan Document. All amounts payable under this letter agreement will be made in U.S. dollars and, in any case shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority, or will be grossed up by you for such amounts.

Miscellaneous
This letter agreement shall become effective as of the date hereof upon (i) receipt by the Administrative Agent of signatures to this letter agreement duly executed by the Borrower, the Administrative Agent, and the Lenders constituting the Required Lenders and (ii) the closing and effectiveness of the Fifth Amendment.

This letter agreement may not be amended or waived except by an instrument in writing signed by the Borrower and the Administrative Agent (at the direction of the Required Lenders). This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This letter agreement and its contents are subject to the confidentiality provisions of the Credit Agreement and such provisions shall survive the expiration or termination of the Credit Agreement (including any extensions thereof).

This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. The words “execution,” “signed,” “signature,” and words of like import in this letter agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement.

The breach of any covenant or provision of this letter agreement shall constitute an immediate Event of Default and this letter agreement shall constitute a Loan Document

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Stephen Keller
	Name:	Stephen Keller
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Erik Truette
	Name:	Erik Truette
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, the L/C Issuer and Swing Line Lender

	By:	/s/ Timothy J. Waltman
	Name:	Timothy J. Waltman
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Judy Marsh
Name:	Judy Marsh
Title:	Authorized Signer

TD BANK, N.A.,
as a Lender

By:	/s/ M. Bernadette Collins
Name:	M. Bernadette Collins
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Mark J. Hattling
Name:	Mark J. Hattling
Title:	Senior Vice President

CIBC BANK USA,
as a Lender

By:	/s/ Jeff Groenewold
Name:	Jeff Groenewold
Title:	Managing Director

FIFTH THIRD NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Ronald T. Keller
Name:	Ronald T. Keller
Title:	Vice President

TRUIST BANK,
as a Lender

By:	/s/ John L. Saylor
Name:	John L. Saylor
Title:	Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Constantin E. Chepurney
Name:	Constantin E. Chepurny
Title:	EVP